Exhibit 4.2

DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.

Second Supplemental Indenture

This Second Supplemental Indenture, dated as of July 24, 2015 (this “Second Supplemental Indenture”), is entered into by and among DIRECTV Holdings LLC (the “Company” or an “Issuer”), a Delaware limited liability company, DIRECTV Financing Co., Inc. (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), a Delaware corporation, each of the Guarantors listed on the signature page hereto (together with any additional Subsidiary of the Company that becomes a Guarantor under the Indenture (as defined below) following the date hereof, the “Guarantors”), DIRECTV, a Delaware corporation (“DIRECTV” or the “Parent Guarantor”), Steam Merger Sub LLC, a Delaware limited liability company (the “New Parent Guarantor”) and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, under an indenture, dated as of March 11, 2010, as further amended and supplemented by the First Supplemental Indenture, dated as of November 14, 2011 (the “First Supplemental Indenture”) and as further amended and supplemented hereby (the “Indenture”), among the Issuers, the Guarantors and the Trustee, the Company has issued $1,300,000,000 of its 5.200% Senior Notes due 2020 (the “2020 Notes”) and $500,000,000 of its 6.350% Senior Notes due 2040 (the “2040 Notes” and, together with the 2020 Notes, the “Notes”);

WHEREAS, Section 2(b)(ii) of the First Supplemental Indenture provides, among other things, that any Person to which Parent Guarantor’s sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of its properties or assets shall not be deemed to be a successor to Parent Guarantor as a result of such transactions and will only become a Parent Guarantor if it elects to expressly assume the Guarantee of Parent Guarantor, and New Parent Guarantor hereby expressly elects to assume the Guarantee of Parent Guarantor;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Issuers, the Guarantors and the Trustee may amend the Indenture, the Notes of any Series and the Guarantees or any amended or supplemental indenture without the consent of any Holder of a Note “to provide for the assumption of the obligations of the Issuers or any Guarantors to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10 hereof”;

WHEREAS, DIRECTV is merging on the date hereof with and into the New Parent Guarantor pursuant to the terms of the Agreement and Plan or Merger, dated as of May 18, 2014, by and among DIRECTV, AT&T Inc. and the New Parent Guarantor (the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement) DIRECTV will merge with and into the New Parent Guarantor (the “Merger”), with the New Parent Guarantor as the surviving company and successor to the Parent Guarantor;

WHEREAS, pursuant to Article 10 of the Indenture, the Issuers, the Guarantors, the New Parent Guarantor, DIRECTV and the Trustee have entered into this Second Supplemental Indenture for the purposes stated herein;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Second Supplemental Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Second Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Guarantors, the New Parent Guarantor, DIRECTV and the Trustee mutually covenant and agree as follows:

 Section 1.   Definitions.

As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

Section 2.   Assumption.

(a)  The New Parent Guarantor hereby assumes all obligations of the Parent Guarantor under the Indenture, the Notes and the Guarantees and shall succeed to and be substituted for the Parent Guarantor with the same effect as if the New Parent Guarantor had been named in the Indenture and the Guarantee as a Parent Guarantor.

(b)  Section 2(a) shall become effective on the date hereof at the Effective Time.

Section 3.   Miscellaneous.

(a)   Ratification of Indenture.  All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(b)   Headings.  The headings of the Sections of this Second Supplemental Indenture are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

(c)   Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(d)   Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(e)   Successors and Assigns.  All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(f)   Separability.  In case any one or more of the provisions contained the Indenture or this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this Second Supplemental Indenture, but the Indenture or this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

(g)   Benefits of Second Supplemental Indenture.  Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Second Supplemental Indenture.

(h)   Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuers and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

(i)   Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

DIRECTV FINANCING CO., INC., as Issuer

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

DIRECTV CUSTOMER SERVICES, INC.,
as Guarantor

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

DIRECTV MERCHANDISING, INC.,
as Guarantor

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

DIRECTV ENTERPRISES, LLC,
as Guarantor

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

DIRECTV, LLC,
as Guarantor

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

LABC PRODUCTIONS, LLC,
as Guarantor

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

DIRECTV HOME SERVICES, LLC,
as Guarantor

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

DIRECTV,
as Parent Guarantor

By:	/s/ Fraser M. Woodford
Name: Fraser M. Woodford
Title: Assistant Treasurer

STEAM MERGER SUB LLC,
as New Parent Guarantor

By:	/s/ George B. Goeke
Name: George B. Goeke
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Jonathan W. Glover
Name: Jonathan W. Glover
Title: Vice President